NWA/04-03-96
PIDA #7846
                           LOAN AGREEMENT

     THIS LOAN AGREEMENT is made this 4th day of April, 1996, BY AND BETWEEN PIDC FINANCING CORPORATION, a nonprofit corporation organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania, with an address at 2600 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania 19102 (the "Borrower"), and THE PENNSYLVANIA INDUSTRIAL DEVELOPMENT AUTHORITY ("PIDA"), a public body corporate and politic, organized and existing under and by virtue of the laws of the Commonwealth of Pennsylvania, having its principal place of business at Room 480 Forum Building, Harrisburg, Pennsylvania 17120.

                                    ARTICLE I

                                   Background

     Section 1.01. The Borrower, to facilitate the financial transactions referred to herein, has acquired or is acquiring as of the date hereof legal title to a tract of land in Philadelphia, Philadelphia County, Pennsylvania (hereinafter called the "Premises") upon which the Borrower proposes to establish an industrial development project as defined in the Pennsylvania Industrial Development Authority Act, as amended, 73 P.S. section 301 et seq. (the "Act") (the "Project") to be purchased or leased, occupied and controlled by MOTHERS WORK, INC. (the "Industrial Occupant"), a corporation organized and existing under the laws of the State of Delaware and qualified to do business in Pennsylvania, pursuant to an Installment Sale Agreement, effective as of April 4, 1996, between the Borrower and the Industrial Occupant (the "Premises Agreement").

     Section 1.02. The Borrower has filed with PIDA an application for financing for the Project (as amended through the date hereof, the "Application") and accepted from PIDA a commitment letter dated March 13, 1995 (as amended, the "Commitment") for a loan in a principal amount not to exceed $2,000,000 (the "Loan") to be used exclusively to defray a portion not to exceed 40% (such maximum percentage, the "Participation Percentage") of the "cost of establishing an industrial development project" as defined in the Act (the "Cost").

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     Section 1.03. PIDA is willing to make the Loan upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained, and intending to be legally bound hereby, covenant and agree as follows:

                            ARTICLE II

                             The Loan

     Section 2.01. The Loan. Subject to the conditions set forth herein, PIDA agrees to make the Loan to the Borrower for the purpose of defraying a portion of the Cost.

                            ARTICLE III

                             The Note

     Section 3.01. The Note. The Loan shall be evidenced by a note (the "Note") of even date herewith given by Borrower to PIDA in a principal amount equal to the principal amount referred to in Section 1.02 hereof.

                                   ARTICLE IV

                                  Loan Security

     Section 4.01. The Mortgage. Payment of the Note and satisfaction of all obligations of the Borrower hereunder and under the Note and of the Industrial Occupant under a Consent, Subordination and Assumption Agreement effective as of even date herewith from the Industrial Occupant to PIDA (the "Assumption Agreement") shall be secured by a mortgage (the "Mortgage") effective as of even date herewith given by Borrower to PIDA. The Mortgage shall constitute not less than a second lien upon the Premises, subordinate only to a $4,094,684.93 mortgage, dated September 28, 1995, on the Premises given to MERIDIAN BANK which principal sum shall be reduced to the sum of $4,000,000 on the same date hereof (the "First Mortgage").

     Section 4.02. Additional Security. The following shall constitute additional collateral security for the payment of the Note and satisfaction by the Borrower of all of the Borrower's obligations hereunder and under the Mortgage and/or the obligations of the Industrial Occupant under the Assumption
Agreement:

          (a) the Assumption Agreement given by the Industrial Occupant to PIDA;

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          (b) an Assignment by Borrower to PIDA of Borrower's rights under the
     Premises Agreement which Assignment is subordinate to a prior Assignment to MERIDIAN BANK (the "Assignment"), agreed to by the Industrial Occupant; and

          (c) a bank letter of credit in the amount of $1,000,000.

     This Agreement, the Note, the Mortgage, the Premises Agreement, the Assignment, the Assumption Agreement, the opinions of counsel hereinafter referred to, and all other agreements, instruments and documents to be delivered hereunder shall collectively be termed the "Loan Documents."

                                    ARTICLE V

                   Representations and Warranties of Borrower

     To induce PIDA to enter into this Agreement and to make the Loan, the Borrower represents and warrants that:


     Section 5.01. Corporate Organization. The Borrower is a nonprofit corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     Section 5.02. Power and Authority. The Borrower has all necessary corporate power and authority to purchase, own, mortgage and sell its properties and to carry on its business as now being conducted, and to carry out the transactions contemplated by the Loan Documents.

     Section 5.03. Certification as Industrial Development Agency. Borrower is an industrial development agency as that term is defined in the Act certified as such by PIDA. Borrower is not aware of any facts that would make its application to PIDA for certification as an industrial development agency materially incomplete, incorrect or misleading if filed as of the date hereof. Borrower has filed with PIDA all reports and other information required by PIDA.

      Section 5.04. Loan Documents Consistent with Law and Agreements. The execution and delivery of this Agreement and of each of the Loan Documents to be executed and delivered by Borrower, consummation of the transactions herein contemplated, and compliance with the terms and provisions hereof and of the Loan Documents which Borrower has executed and delivered or to which it is otherwise subject do not (i) contravene any provision of law, statute, rule or regulation to which Borrower is subject or any judgment, decree, franchise, order or permit applicable to the Borrower or (ii) conflict with, or result in, a breach of any of the terms, conditions or provisions of the


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Articles of Incorporation or Bylaws of the Borrower, or of any material agreement, indenture or other instrument to which the Borrower is a party or by which it is bound or to which it or its property is subject.

     Section 5.05. Due Authorization. The execution, delivery and performance of this Agreement, the performance of the transactions contemplated by the provisions hereof, and the execution, issuance, delivery and performance of each of the Loan Documents to be executed and delivered by Borrower hereunder have each been duly authorized by all necessary corporate action on the part of the Borrower.

     Section 5.06. Execution and Delivery. This Agreement and each of the Loan Documents being executed and delivered by Borrower concurrently herewith have been duly and validly executed and delivered by the Borrower and constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other substantially similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

     Section 5.07. Litigation. There is no material litigation or governmental proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower other than that which has been previously disclosed to PIDA in writing. If such litigation or proceeding exists, it shall be set forth in an exhibit which shall be attached hereto and made a part hereof.

     Section 5.08. Taxes. The Borrower has filed all required federal, state and local tax returns and has paid all taxes shown on such returns as they have become due unless the obligation to file such return or pay such tax is the subject of a pending administrative or judicial appeal or proceeding with respect to which the Borrower has posted or caused to be posted a bond or other security satisfactory to PIDA in an amount which is at least equal to the sum which is the subject of the appeal or proceeding, together with all interest, costs, and charges relating thereto.

     Section 5.09. Infrastructure Improvements. Adequate street and public infrastructure improvements, including without limitation water and sanitary and surface sewers, in and about the Project (i) have been fully authorized or approved by appropriate ordinance or other required municipal action and (ii) have either (A) been completed, (B) are the subject of contracts being let by the municipality involved, (C) are covered by a bond that the Borrower has posted with the municipality in an amount deemed sufficient by the municipality to secure the completion of such improvements; or (D) are otherwise available at the Premises for the use and benefit, inter alia, of PIDA.

All of the representations and warranties of the Borrower set forth herein are expressed as of the date hereof, unless a specific date prior to the date hereof is given as the date as of which such representation or warranty is expressed, and

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shall survive and continue until the Loan is paid in full and all of the
Borrower's obligations hereunder have been satisfied.

                                   ARTICLE VI

                       Borrowing Procedures and Agreements

The following provisions shall be applicable with respect to all disbursements of the Loan, whether made concurrently with Closing hereunder or subsequent thereto:

     Section 6.01. General Disbursement Procedures. Disbursement of the Loan will be made in accordance with the Commitment. Disbursements shall be made only to pay for work performed and materials incorporated into the Project and comprising part of the Cost of the Project.

     Requests for all disbursements under the Loan shall be submitted to PIDA in writing, shall consist of such documentation and contain such information as may be reasonably required by PIDA concerning the Project and the Cost (or the portion thereof theretofore paid or invoiced) and shall be accompanied by such other documentation as may be reasonably required by PIDA or its counsel. Such requests shall be submitted in sufficient time prior to the date upon which the Borrower requests that a disbursement under the Loan be made hereunder to enable PIDA to process such request, but in any event not less than 30 days prior to the proposed date of such disbursement.

     Section 6.02. Subsequent Disbursements. In the event that the Project is not completed and the entire Loan is not disbursed at the time of the initial disbursement hereunder, subject to compliance by the parties subject thereto with the terms and conditions of this Agreement and each of the other Loan Documents, the Borrower shall be entitled after completion of construction of the Project to borrow the undisbursed balance, if any, of the Loan, provided that the total Cost of the Project multiplied by the Participation Percentage exceeds the amount of the Loan.

     Section 6.03. Conditions Precedent to All Disbursements. As a condition precedent to each disbursement hereunder, whether made concurrently with Closing or subsequent thereto, the Borrower shall, in addition to satisfying such other requirements as PIDA may reasonably impose, provide PIDA with:

          (a) evidence satisfactory to PIDA that, at the time of such disbursement (unless with respect to items (i), (ii) and (iii), such items are covered by an acceptable title insurance commitment delivered to PIDA as of the date hereof, and applicable at the time of such disbursement),
     (i) there are no mechanics' or materialmen's liens or claims filed against the Premises, (ii) no financing statements have been filed under the

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     Uniform Commercial Code as then in effect in the Commonwealth with respect to fixtures or building systems (including, but not limited to, heating, plumbing, electrical, air conditioning, sprinkler, fire alarm and elevator systems) not directly employed in the industrial activities of the Industrial Occupant, which would have priority over the lien in favor of PIDA created by the Mortgage other than those specifically permitted by the Mortgage or hereunder, (iii) there are no liens or encumbrances filed or recorded with respect to the Premises which would have priority over the lien in favor of PIDA created by the Mortgage other than those specifically permitted by the Mortgage or hereunder, (iv) the Industrial Occupant has filed all tax returns and reports required to be filed by it with the Commonwealth through the date hereof and is current in the payment of all monies due to the Commonwealth from it, whether as taxes or otherwise, unless the obligation to file such return or pay such tax is the subject of a pending administrative or judicial appeal or proceeding with respect to which the Industrial Occupant has posted or caused to be posted a bond or other security satisfactory to PIDA in an amount which is at least equal to the sum which is the subject of the appeal or proceeding, together with all interest, costs, and charges relating thereto and (v) the insurance relating to the Project required by the Mortgage is in effect;

          (b) a certificate of the Borrower executed by its President or Vice President dated as of the disbursement date certifying that all representations and warranties made herein with regard to the Borrower were true and correct as of the date hereof and shall remain true and correct as of the date of such certificate, unless some date other than the date hereof is expressly set forth as of the date as of which such representation and warranty is expressed, in which event such representation and warranty was true and correct as of the effective date thereof; and

          (c) a certificate of the Industrial Occupant executed by an authorized officer dated as of the disbursement date that: (i) all representations and warranties made in the Assumption Agreement were true and correct as of the date hereof and shall remain true and correct as of the date of such certificate, unless some date other than the date hereof is expressly set forth as of the date as of which such representation and warranty is expressed, in which event such representation and warranty was true and correct as of the effective date thereof and (ii) the Premises and the Project are in compliance in all material respects with all environmental, building, subdivision, zoning and all other ordinances and regulations applicable to the Premises and the Project respectively, together with copies of all subdivision, building, zoning, use and other permits required for the Premises and the Project unless PIDA shall permit the omission of such copies.

     Section 6.04. Suspension of Disbursements. In the event any material environmental, building, subdivision, use, zoning or other permits relating to the Premises or the construction or operation of the Project are revoked,

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rescinded, suspended or materially adversely affected by any preliminary or final injunction or decision by any court or other body issuing such permit or otherwise having jurisdiction, PIDA may refuse to make further advances under this Agreement until the matter is resolved to PIDA's reasonable satisfaction, whether or not PIDA has declared an Event of Default hereunder or such revocation, rescission, suspension, or material adverse effect would comprise an Event of Default hereunder.

                                   ARTICLE VII

                            Covenants of the Borrower

     Until the Loan has been entirely repaid and all of its obligations to PIDA in connection therewith and herewith have been satisfied, the Borrower hereby covenants that:

     Section 7.01. Use of Proceeds. The Borrower shall use the proceeds of the Loan solely for the purpose of defraying the Cost.

     Section 7.02. Preservation of Existence. The Borrower shall preserve its corporate existence, rights, privileges and franchises, and maintain its good standing as a nonprofit corporation under the laws of the Commonwealth of Pennsylvania and its certification by PIDA as an industrial development agency.

     Section 7.03. Compliance with Law. The Borrower shall comply with all laws, regulations and orders of any court or governmental body having jurisdiction over the Project. To the extent Borrower is required to do so by applicable law or by agreement with the Industrial Occupant, Borrower shall obtain all environmental, zoning, subdivision, building and other permits required for completion of the Project. To the extent that such permits are (i) required for the Project but (ii) pursuant to agreement with the Industrial Occupant and in accordance with applicable law are being obtained by Industrial Occupant or some other person other than Borrower, Borrower shall in its agreements with the Industrial Occupant require the Industrial Occupant to obtain such permits and Borrower shall thereafter exercise reasonable diligence to determine whether such permits are being timely and appropriately obtained, and shall promptly advise PIDA if Borrower believes such permits are not being so obtained. As and when requested by PIDA, Borrower shall deliver to PIDA copies of all permits required for completion of the Project.

     Section 7.04. Provision of Information. The Borrower shall, not less frequently than annually and at such other times as PIDA may reasonably request, provide financial information and other information in form reasonably satisfactory to PIDA, including at least (i) financial statements of the Borrower for its most recent fiscal year, including its balance sheet and income statement, duly certified by an authorized officer of the Borrower and (ii) a certificate of

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an authorized officer of the Borrower stating (A) that it has complied with all terms and conditions of each of the Loan Documents to which the Borrower is subject, including, without limitation, the requirements of the Mortgage with respect to insurance on the Premises and (B) that it has complied with its bylaws with respect to the holding of regular and annual meetings and the election of officers.

     Section 7.05. Compliance with Loan Documents. The Borrower shall comply with all of the terms and conditions of this Agreement and each of the Loan Documents to be executed and delivered by Borrower.

     Section 7.06. Notice of Defaults. The Borrower shall give immediate notice to PIDA of the occurrence of (i) any breach or Event of Default on the part of Borrower, (ii) any breach or Event of Default on the part of Industrial Occupant of which Borrower becomes aware, under this Agreement or under any Loan Document, or (iii) any material breach or Event of Default by any other person of which Borrower becomes aware, under any other material agreement relating to the Project.

     Section 7.07. Enforcement of Terms Against Industrial Occupant. The Borrower shall specifically enforce, as and to the extent PIDA shall request, all material provisions of all agreements between the Borrower and the Industrial Occupant relating to the Project and shall not waive any material breach of, or material default under, any of such agreements of which Borrower becomes aware, without the prior written consent of PIDA.

     Section 7.08. Mergers, etc. Without the prior written consent of PIDA, the Borrower shall not merge or consolidate with any other corporation or other entity, unless Borrower is the surviving corporation, nor divide into two or more corporations, nor convey, transfer or dispose of all or any material part of its assets.

     Section 7.09. Debt Secured by Premises. Without the prior written consent of PIDA, the Borrower shall not take any action to cause or permit any mortgage, lien or encumbrance to be placed against the Premises or any interest therein, including without limitation the equitable interest of the Industrial Occupant therein, except such mortgages, liens and encumbrances as may be expressly permitted by the Mortgage. Borrower shall, in its agreements with the Industrial Occupant, prohibit the Industrial Occupant from causing or permitting any mortgage, lien or encumbrance to be placed against the Premises or any interest therein, including without limitation the equitable interest of the Industrial Occupant therein.

     Section 7.10. Extensions and Prepayments of Premises Debt. Without the prior written consent of PIDA, the Borrower shall not request, consent to, or enter into any agreement providing for, the extension of the time of payment of the First Mortgage. Borrower shall in its agreements with the Industrial Occupant prohibit the Industrial Occupant

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from requesting, consenting to or entering into any agreement providing for the extension of the time of payment of the First Mortgage without the prior written consent of PIDA and the Borrower. The Borrower may prepay the First Mortgage in whole or in part at any time provided that (i) such prepayment does not materially adversely affect the financial condition of the Borrower or the Industrial Occupant, (ii) prior written notice of such prepayment is given to PIDA and (iii) there is no default or event which with the passage of time or giving of notice would constitute a default under the Mortgage. The Borrower shall not, without the prior written consent of PIDA, prepay any indebtedness secured by a lien on the Premises which is subordinate to the Mortgage. Borrower shall in its agreements with the Industrial Occupant prohibit the Industrial Occupant from requesting, consenting to or entering into any agreement providing for, the prepayment of any indebtedness secured by a lien on the Premises or any interest therein which is subordinate to the Mortgage without the prior written consent of PIDA and the Borrower.

     Section 7.11. Nondiscrimination. The Borrower hereby accepts and agrees to be bound by the nondiscrimination provisions set forth in Exhibit 7.11 attached hereto. The Borrower shall cause comparable provisions to be included in the Premises Agreement and all other Project contracts to which Borrower is a party and shall, in the agreements to which Borrower is a party with the Industrial Occupant and all other persons relating to the Project (including, without limitation, contractors and professionals), require the insertion of comparable provisions in all Project contracts to which the Industrial Occupant or such other persons are party.

     Section 7.12. Compliance with Governmental Requirements. Borrower shall require, in all Project contracts to which Borrower is a party, (i) that the Project be in compliance with all applicable governmental regulations, including without limitation all anti-pollution regulations and standards, and (ii) that comparable provisions be included in all other Project contracts to which persons, who are parties to Project contracts with the Borrower, are themselves a party.

     Section 7.13. Recording and Other Costs. The Borrower shall pay all the costs of recording and any other costs that PIDA may incur in connection with closing the Loan, to the extent such costs are not paid by Industrial Occupant.

     Section 7.14. Inspection. The Borrower shall in its agreements with the Industrial Occupant require the Industrial Occupant to provide proper facilities at all times for inspection of the Project before and after completion thereof by PIDA and PlDA's authorized representatives (including, without limitation, any independent consulting engineer (such engineer, the "PIDA Engineer") or environmental consultant retained by PIDA), and afford full and free access to the Project to such persons as may from time to time be designated by PIDA.

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     Section 7.15. Documentation. The Borrower shall provide, or, by agreement with the Industrial Occupant, require the Industrial Occupant to provide, all documentation requested by the PIDA Engineer for preparation of the final engineering report, including, but not limited to, such things as a breakdown of the final costs with invoices, proofs of payment, and a final affidavit of costs.

     Section 7.16. Completion of Project. The Borrower shall by agreement with the Industrial Occupant or otherwise require that the Project be constructed on the Premises, in strict accordance with all plans and specifications delivered to PIDA; that all fixtures, equipment and other property constituting a part of the Premises be timely acquired and installed; and that construction proceed diligently, continuously and expeditiously, employing sufficient workmen and supplying sufficient materials to fully finish and complete the same, inside and outside, with the appurtenant areas, paving, grading and curbing, sewers, laterals, water and all public utility connections and all necessary street, footway and other improvements, free and clear and discharged of all liens and municipal claims and the possibility of liens therefor.

     Section 7.17. Removal of Work Deemed Unsound. The Borrower shall, by its own action or by agreement with the Industrial Occupant, take down and remove from, or require the taking down and removal from, the Premises, within seventy-two (72) hours after receiving notice from PIDA, all portions of the Project and related materials, whether worked or unworked, which, after inspection by the PIDA Engineer, are determined by the PIDA Engineer to be materially not in compliance with the PIDA Engineering Guidelines supplied to the Borrower in connection with the Project, and make good, at no cost to PIDA, all work and materials damaged thereby.

                                  ARTICLE VIII

                                    Payments

     Section 8.01. Repayment of Excess Loan Amounts. If, upon final determination by the PIDA Engineer of the Cost of the Project, excluding Costs attributable to any portion of the Project determined by the PIDA Engineer to be materially not in compliance with the PIDA Engineering Guidelines supplied to the Borrower in connection with the Project (which determination shall be conclusive), the amount of the Loan previously disbursed to the Borrower exceeds the Cost (as so determined) multiplied by the Participation Percentage, the entire amount of such excess shall be repaid to PIDA by or on behalf of the Borrower within thirty (30) days of notice thereof to the Borrower and the Industrial Occupant.

     Section 8.02. Payments of Premises Rentals. Whether or not PIDA consents to such lease or sublease, if any portion of the Premises is leased or subleased to any party not substantially related to the Industrial Occupant, Borrower


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shall pay or cause to be paid to PIDA, as a prepayment on the Loan, on the first anniversary of the commencement of the lease or sublease and annually thereafter, fifty percent (50%) of (i) the gross annual rentals or subrentals less only (ii) the proportionate amount of taxes, insurance and utilities allocable to the portion of the Premises so leased or subleased. If PIDA shall not have consented in advance to such lease or sublease, acceptance by PIDA of such prepayment shall be without prejudice to any right PIDA may have to declare an Event of Default hereunder.

                                   ARTICLE IX

                                Events of Default


     Section 9.01. Events of Default. The following shall each constitute an event of default hereunder (an "Event of Default"):

          (a) there shall not have been paid when due any amount payable by any person under any of the Loan Documents (including, without limitation, any installment of principal or interest under the Note or any prepayment under
     Article VIII hereof), and such failure shall continue for a period of thirty (30) days;

          (b) any representation, warranty or statement made by any person herein or in the Application or in any of the Loan Documents or in any certificate or financial or other statement furnished pursuant to the provisions of any of the Loan Documents or the Application (except for any representation, warranty or statement expressly made effective as of a date prior to the date when made or furnished), shall have been false or misleading in any material respect as of the time made or furnished or as of the date hereof, whichever is later; any representation, warranty or statement expressly made effective as of a date prior to the date when made or furnished shall have been false or misleading in any material respect as of the effective date thereof;

          (c) the Borrower or the Industrial Occupant shall (i) become insolvent, (ii) admit its inability to pay its debts as they come due,
     (iii) make an assignment to the benefit of its creditors, (iv) be adjudicated bankrupt or insolvent, (v) voluntarily initiate proceedings under any bankruptcy or reorganization law either now or hereafter in effect, (vi) become the subject of any involuntary proceedings under any bankruptcy or reorganization law either now or hereafter in effect that shall not have been dismissed within ninety (90) days of the initiation thereof, or (vii) seek to take advantage of any moratorium law either now or hereafter in effect;

          (d) a receiver, liquidator or trustee shall be appointed for either the Borrower or the Industrial Occupant and shall not have been dismissed within ninety (90) days;

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          (e) the Premises or any interest therein are sold, leased, sub-leased, mortgaged, liened, encumbered, or otherwise conveyed without the prior written consent of PIDA, which consent will not unreasonably be withheld, provided that (i) the beneficial owner and occupant of the Premises remain substantially related to each other, (ii) the Project remains in substantial use for a PIDA-Eligible purpose (as defined in the Assumption Agreement), (iii) the beneficial owner and occupant remain financially responsible, and (iv) the security for the Loan is not impaired;

          (f) any building, subdivision, use, zoning, environmental or other permit material to the construction of the Project or the use thereof as contemplated in the Application shall be effectively revoked, rescinded, suspended or materially adversely affected or the use of the Project as contemplated in the Application shall have been effectively enjoined or prohibited;

          (g) there shall have occurred and be continuing, after giving effect to any applicable notice and cure periods, an Event of Default as defined in any of the Loan Documents by any party subject thereto; or

          (h) a material failure to comply by any party subject thereto with any covenant of this Agreement or any of the Loan Documents, including, but not limited to, the failure to provide job information, insurance information, and annual financial statements required by PIDA under those instruments, shall occur and be continuing after written notice of such failure has been given to such party, with a copy to Borrower, for thirty (30) days or, if such failure shall not be capable of being cured within thirty (30) days, and curative action shall have been initiated within such 30 day period and pursued diligently thereafter, for such time period after notice of such failure has been given to such party, with a copy to Borrower, as shall, in the good faith judgment of PIDA, which shall be conclusive, be required for such cure.

     Section 9.02. Remedies Upon Event of Default. Immediately and without further notice to any person (including, without limitation, the Borrower or the Industrial Occupant), upon the occurrence of an Event of Default hereunder other than (i) an Event of Default arising solely from a breach by the Industrial Occupant of Section 4.03 "Operations and Number of Jobs" of the Assumption Agreement, pertaining to job creation or retention, or (ii) an Event of Default arising solely from the internal operations of the Borrower over which the Industrial Occupant has no control, during which the Industrial Occupant has paid all amounts required to be paid by them and performed all acts required to be performed by them under each of the Loan Documents, PIDA may exercise any one or more of the following remedies:

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          (a) declare the Note and all liabilities of the Borrower thereunder to be immediately due and payable, and the same shall thereupon become and be due and payable;

          (b) raise the rate of interest on the Loan as provided in the Note;

          (c) foreclose on the Mortgage;

          (d) bring an action (which may be by confession of judgment to the extent permitted by the particular instrument) against the Borrower under the Note and/or the Mortgage, against the Industrial Occupant under the Assumption Agreement and/or the Premises Agreement, as assigned to PIDA by the Assignment;

          (e) bring an action of ejectment to recover possession of the Premises; and/or

          (f) exercise any other remedy available to it under any of the Loan Documents or applicable law.

     Except as expressly required by the particular Loan Document pursuant to which such remedies are exercised or by applicable law, PIDA may exercise any of the foregoing remedies without presentment, demand, protest or notice of any kind to any person (including, without limitation, the Borrower or the Industrial Occupant), all of which are hereby expressly and knowingly waived.

     Subject solely to the limitation that PIDA is limited to one recovery for the aggregate amounts due and owing under the Loan Documents, PlDA's remedies under the Loan Documents are cumulative and concurrent and may, in PlDA's sole discretion, be exercised, deferred, compromised, settled or discontinued without affecting any other remedy available to PIDA under any of the Loan Documents or under applicable law.

     Notwithstanding anything to the contrary herein contained, so long as the Industrial Occupant shall keep and perform all the provisions, covenants and conditions to be assumed or performed by the Industrial Occupant respectively under the Loan Documents, including the payment of all amounts due thereunder and performance of all obligations set forth therein, PIDA shall not terminate, impair or otherwise adversely affect the rights of the Industrial Occupant thereunder. It is further agreed that PIDA shall use its best efforts to supply the Industrial Occupant with a copy of each notice required to be supplied to Borrower hereunder, but failure to so supply copies of such notices shall not adversely affect any right of PIDA hereunder.

     Section 9.03. Remedies for Event of Default Arising From Internal Operations of Borrower. Upon the occurrence of an Event of Default arising solely from the internal operations of the Borrower over which the Industrial Occupant has no control, during which the Industrial Occupant and any Guarantor have paid all amounts required to be paid by them and performed all acts required to be performed by them under each of the Loan Documents, PIDA may
(i) suspend or revoke the certification of the Borrower as an Industrial Development Agency under the Act, or (ii) initiate or participate or intervene in any action or legal proceeding (including, without limitation, any action or proceeding under the U.S. Bankruptcy Code) to (A) compel compliance with the terms of the Loan Documents, (B) to appoint a trustee or receiver for Borrower or to dissolve, reorganize or liquidate Borrower, or (C) otherwise to protect the interests of PIDA and/or the Industrial Occupant.

     Section 9.04. Remedies for Event of Default Arising From Failure to Create or Preserve Jobs. Upon the occurrence of an Event of Default arising solely from a breach by the Industrial Occupant of Section 4.03 "Operations and Number of Jobs" of the Assumption Agreement, PIDA may, in compliance with such regulations and statements of policy, if any, as are then in effect, raise the rate of interest on the Loan as permitted under the Note.

                                    ARTICLE X

                                  Miscellaneous

     Section 10.01. Obligations Unconditional. The obligations to PIDA under this Agreement and each of the Loan Documents shall be absolute and unconditional without defense or set-off by reason of any default by the contractors under the contracts relating to the Project or by PIDA under this Agreement, any of the Loan Documents, or under any other agreement between the Borrower or the Industrial Occupant and PIDA, or for any other reason, including without limitation failure to complete the Project, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, or failure of PIDA to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required under each of the Loan Documents will be paid in full when due without any delay or diminution whatsoever. Payments and additional sums required to be paid to PIDA under any of the Loan Documents shall be received by PIDA as net sums and the Borrower agrees to pay or cause to be paid all charges against or which might diminish such net sums. The provisions of this Section shall not impair the ability of the Borrower or any other persons to bring an independent action against PIDA with respect to any cause of action such person may have against PIDA.

     Section 10.02. Provisions Complementary. The provisions of this Agreement shall be in addition to those of any other Loan Document. All of such provisions shall be construed as complementary to each other. Nothing contained herein shall prevent PIDA from enforcing any and all of such provisions in accordance with their respective terms.

     Section 10.03. Rights and Remedies. The terms of all Loan Documents shall be liberally construed in favor of PIDA to effectuate the purposes hereof. No delay or failure on the part of PIDA in exercising any right, power or privilege under any of the Loan Documents shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment, waiver, or discontinuance of steps to enforce such a right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies of PIDA under any of the Loan Documents are cumulative and concurrent and not exclusive of any rights or remedies which PIDA might otherwise have. PIDA shall have the right at all times to enforce the provisions of each of the Loan Documents and all related documentation in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of PIDA in refraining from so doing at any time or times. The failure of PIDA at any time or times to enforce PIDA's rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of such Loan Documents or any such documentation, or as having in any way or manner modified or waived the same.

     Section 10.04. Writing Required. Any permit, consent or approval of any kind or character on the part of PIDA under any of the Loan Documents, and any waiver of any provision or condition thereof, must be in writing and executed by PIDA and shall be effective only to the extent specifically set forth in such writing.

     Section 10.05. Duration of Covenants. All covenants and agreements of the Borrower or the Industrial Occupant in any of the Loan Documents, or otherwise made in writing in connection herewith, shall survive and continue until the Loan is entirely paid and all of the Borrower's obligations hereunder have been entirely satisfied, unless a longer term is expressly provided for, in which event such longer term shall apply.

     Section 10.06. Pennsylvania Law to Govern. Each of the Loan Documents shall be deemed to be contracts made under the laws of the Commonwealth of Pennsylvania and, for all purposes, shall be construed in accordance with the laws of such Commonwealth.

     Section 10.07. Counterparts. Each of the Loan Documents may be executed in as many counterparts as may be deemed necessary and convenient and each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. All signatures need not appear on the same copy of any Loan Document.

     Section 10.08. PIDA Project Inspections Solely for PlDA's Benefit. It is understood and agreed that PIDA, its agents, servants, invitees and employees, may inspect the plans and specifications for the Project and enter the Premises and conduct such tests, surveys, examinations and inspections (collectively, "Project Inspections") as it shall, from time to time, deem appropriate. The Borrower hereby acknowledges and agrees (i) that such Project Inspections are solely for the protection and benefit of PIDA; (ii) that PIDA, its agents, servants, invitees and employees including, without limitation, the PIDA Engineer carry no responsibility whatsoever for the design or construction of the Project, its quality or the compliance or lack of compliance with the plans and specifications, (iii) that any engineering report issued by the PIDA Engineer as to the quantity and quality of work is for the benefit of PIDA only and (iv) that the engineering certifications by the PIDA Engineer are not certifications of compliance by the contractor with the building specifications or of the quality of the work, nor are they intended as construction supervision.

     Section 10.09. Setoff. The Borrower agrees that the Commonwealth of Pennsylvania may set off the amount of any state tax liability or other debt of the Borrower or its respective subsidiaries that is owed to the Commonwealth and not being contested on appeal against any payments due the Borrower under this or any other contract with the Commonwealth.

     Section 10.10. Borrower Responsibility. Included in and made a part of this Agreement is Exhibit 10.10, a clause pertaining to Borrower Responsibility.

     Section 10.11. Borrower Integrity. The Borrower represents, warrants and covenants that it currently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of its obligations hereunder. Included in and made a part of this Agreement is Exhibit 10.11, a clause pertaining to Borrower Integrity.

     Section 10.12. Americans with Disabilities Act. Included in and made a part of this Agreement is Exhibit 10.12, a clause pertaining to compliance with the Americans with Disabilities Act.

     Section 10.13. Successors and Assigns. This Agreement and each of the Loan Documents shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of PIDA and the Borrower. Although PIDA has no present intention to convey, pledge or otherwise assign its rights under the Loan Documents, it may nevertheless do so in whole or in part without notice to any person (including, without limitation, the Borrower and the Industrial Occupant). The Borrower has no right to assign any of its rights or obligations hereunder or under any of the Loan Documents without the prior written consent of PIDA, and any such assignment without the prior written consent of PIDA shall be void.

     The Borrower and PIDA intend that no person (other than Industrial Occupant) shall have any claim or interest under this Agreement or right of action hereunder.

     Section 10.14. Notices. Notices required hereunder, or any correspondence concerning this Agreement shall be directed to the following addresses and shall be deemed properly given (a) if delivered by hand, (b) if sent by certified mail, return receipt requested, postage prepaid, or by recognized overnight courier service (including, without limitation, Federal Express or United Parcel Service overnight service), charges prepaid; or (c) if sent by facsimile, with a copy sent by first class U.S. Mail, postage prepaid.

                  To PIDA:

                       PENNSYLVANIA INDUSTRIAL DEVELOPMENT AUTHORITY c/o Department of Commerce
                       480 Forum Building
                       Harrisburg, Pennsylvania 17120
                       FAX: (717) 234-4560
                          Attention: Executive Director

                  To Borrower:

                       PIDC FINANCING CORPORATION
                       2600 Centre Square West
                       1500 Market Street
                       Philadelphia, Pennsylvania 19102
                          Attention: President and Chief Executive Officer

Notices and communications hereunder shall be deemed sufficiently given when dispatched pursuant to the foregoing provisions. Notices and communications delivered by hand shall be effective upon receipt; notices and communications sent by fax, with a copy by first class U.S. Mail, shall be effective upon dispatch; notices and communications sent by recognized overnight courier service shall be effective on the business day following dispatch; and notices sent by certified mail shall be effective on the third business day following dispatch. The parties hereto may, by a notice given hereunder, designate any further or different addresses to which any subsequent notice or communication hereunder shall be sent.

     Section 10.15. Severability. If any provision hereof or of the Loan Documents is found by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction, it shall be ineffective as to such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision as to such jurisdiction to the extent it is not prohibited or unenforceable, nor invalidate such provision in any other jurisdiction, nor invalidate the other provisions of the Loan Documents, all of which shall be liberally construed in favor of PIDA in order to effect the provisions of this Agreement. Notwithstanding anything to the contrary herein contained, the total liability of the Borrower for payment of interest pursuant hereto shall not exceed the maximum amount, if any, of such interest permitted by applicable law to be contracted for, charged or received, and if any payments by the Borrower to PIDA include interest in excess of such a maximum amount, PIDA shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to the Borrower; provided that, to the extent permitted by applicable law, in the event the interest is not collected, is applied to principal or is refunded pursuant to this sentence and interest thereafter payable pursuant hereto shall be less than such maximum amount, then such interest thereafter so payable shall be increased up to such maximum amount to the extent necessary to recover the amount of interest, if any, theretofore uncollected, applied to principal or refunded pursuant to this sentence. Any such application or refund shall not cure or waive any Event of Default. In determining whether or not any interest payable under the Loan Documents exceeds the highest rate permitted by law, any nonprincipal payment (except payments specifically stated to be "interest") shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest.

     Section 10.16. Consent to Jurisdiction. The Borrower hereby irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or the Loan Documents may be brought in any federal or state court located in or whose district includes Harrisburg, Pennsylvania or the county wherein the Project is located and consents to the jurisdiction of such court in any such suit, action or proceeding, and (b) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to the Borrower at its address provided under or pursuant to Section 10.14. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this section shall be by certified or registered mail, return receipt requested. Nothing in this section shall affect the right of PIDA to serve legal process in any other manner permitted by law or affect the right of PIDA to bring any suit, action or proceeding against the Borrower or Borrower's property in the courts of any other jurisdiction.

     Section 10.17. Defined Terms. In each of the Loan Documents, unless otherwise indicated, (i) defined terms may be used in the singular or the plural and the use of any gender includes all genders, (ii) the words, "hereof', "herein", "hereto", "hereby" and "hereunder" refer to the particular Loan Document in which they occur in such document's entirety, (iii) the term, the "Loan Documents", and the words, "thereof", "therein", "thereto", "thereby" and "thereunder" refer to all the Loan Documents, taken together as a whole,
(iv) all references to particular Articles, Sections or Paragraphs are references to the particular Article, Section or Paragraph of the particular Loan Document in which such references occur.

     Section 10.18. Incorporation by Reference. All exhibits to this Agreement and the terms of all Loan Documents shall be incorporated herein by reference as though expressly set forth herein.

     Section 10.19. Descriptive Headings. Descriptive headings of the several Articles and Sections of each of the Loan Documents are intended for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 10.20. Further Assurances. The Borrower, from time to time, shall execute such further instruments as PIDA may reasonably request to further confirm and assure the interests and rights created or intended to be created in favor of PIDA hereunder or under the Loan Documents.

     Section 10.21. Complete Agreement. The Loan Documents constitute the entire agreement between PIDA and the Borrower with respect to the Project and the Loan. The Loan Documents supersede and replace all prior agreements related to the subject matter thereof including, without limitation, the Commitment, except to the extent such prior agreements are expressly incorporated by reference or otherwise referred to. This Agreement, the Premises Agreement, the Assignment, and the Assumption Agreement may be modified or amended only by a written instrument duly executed by PIDA, the Borrower, and the Industrial Occupant. Each of the remaining Loan Documents may be modified only by a written instrument duly executed by PIDA and the remaining parties to the particular Loan Document.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


ATTEST: /s/ Pascula M. Hunter                THE PENNSYLVANIA INDUSTRIAL
        ---------------------                DEVELOPMENT AUTHORITY
        Assistant Secretary
                                             By: /s/ Marguerite Harris
                                             -----------------------------
(CORPORATE SEAL)                                 Administrator

ATTEST: /s/ Joseph A. Mee                    PIDC FINANCING CORPORATION
        ---------------------
        Assistant Secretary                  By: /s/ Joseph J. Aylmer
                                             -----------------------------
                                             Senior Vice President
(CORPORATE SEAL)


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